Exhibit 10.16

PENNSYLVANIA

PENNSYLVANIA

FULL SERVICE LEASE

RADNOR PROPERTIES – SDC, L.P.

Landlord

and

POLYMEDIX, INC.

Tenant

for Suite 300

170 North Radnor Chester Road

Radnor, Pennsylvania

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EXHIBITS
EXHIBIT “A”	-	SPACE PLAN OF PREMISES /LANDLORD’S WORK
EXHIBIT “B”	-	CONFIRMATION OF LEASE TERM
EXHIBIT “C”	-	RULES AND REGULATIONS
EXHIBIT “D”	-	CLEANING SPECIFICATIONS
EXHIBIT “E”	-	FORM OF LETTER OF CREDIT

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LEASE

THIS LEASE (“Lease”) entered into as of the 26 day of May, 2006, between RADNOR PROPERTIES-SDC, L.P., a Delaware limited partnership (“Landlord”), and POLYMEDIX, INC., a Delaware corporation with its principal place of business at 3701 Market Street Philadelphia, Pennsylvania (“Tenant”).

WITNESSETH

In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SUMMARY OF DEFINED TERMS.

The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

(a) “Building”: The Building located at 170 North Radnor Chester Road, Radnor, Pennsylvania.

(b) “Project”: The Building, the land and all other improvements located at Radnor Financial Center, Radnor, Pennsylvania.

(c) “Premises”: Suite No. 300, which the parties stipulate and agree is a 24,223 rentable square foot portion of the third floor of the Building shown on the space plan attached hereto as Exhibit “A” and made a part hereof.

(d) “Term”: From the Commencement Date for a period of 144 months, ending on the last calendar day of the month.

(e) “Fixed Rent”: Fixed Rent shall be payable as follows:

LEASE YEAR	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT

Months 1-12	$24,100.00	$289,200.00
Months 13-24	$32,433.33	$389,200.00
Months 25-36	$40,766.67	$489,200.00
Months 37-48	$48,508.92	$582,107.00
Months 49-60	$55,490.08	$665,881.00
Months 61-72	$57,041.92	$684,503.00
Months 73-84	$58,610.00	$703,320.00
Months 85-96	$60,194.92	$722,339.00
Months 97-108	$61,797.00	$741,564.00
Months 109-120	$63,417.00	$761,004.00
Months 121-132	$57,913.08	$694,957.00
Months 133-144	$62,597.67	$751,172.00
*	plus any charges set forth in Articles 6 below

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(f) “Security Deposit”: Originally $1,400,000 in the form of a letter of credit reducing in accordance with Article 5.

(g) “Estimated Occupancy Date”: December 1, 2006

(h) “Tenant’s Allocated Share”: 34.71%;

(i) “Rentable Area”: Premises 24,223 ft.

Building 69,787 ft.

(j) “Permitted Uses”: Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto and laboratory use. Tenant’s rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations.

(k) “Broker” None

(l) “Notice Address/Contact”

Tenant:	Edward Smith PolyMedix, Inc. 3701 Market Street Suite 442 Philadelphia, PA 19104 Fax No: 215-966-6106 E-Mail: esmith@polymedix.com

with a copy to:	Jeffrey P. Libson, Esquire Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, PA 19312-1183 Fax No.: 610-640-7835 E-Mail: libsonj@pepperlaw.com

Landlord:	c/o Brandywine Operating Partnership, L.P. 401 Plymouth Road, Suite 500 Plymouth Meeting, PA 19462 Attn: David Ryder Fax No.: 610-325-5622 E-Mail: david.ryder@bdnreit.com

with a copy to:	Brandywine Realty Trust 401 Plymouth Road, Suite 500 Plymouth Meeting, PA 19462 Attn: Brad A. Molotsky, General Counsel Fax No.: 610-325-5622 E-Mail: brad.molotsky@brandywinerealty.com

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(m) “Tenant’s North American Industry Classification Number”: 541710

(n) “Additional Rent”: All sums of money or charges required to be paid by Tenant to Landlord under this Lease other than Fixed Rent, whether or not such sums or charges are designated as “Additional Rent”.

(o) “Rent”: All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

2. PREMISES.

Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.

3. TERM.

The Term of this Lease shall commence (the “Commencement Date”) the date which is the earlier of (i) when Tenant, with Landlord’s prior consent, assumes possession of the Premises for its normal business activity in accordance with the Permitted Uses, or (ii) December 1, 2006 provided Landlord’s Work does not unreasonably interfere with Tenant’s use of the Premises. The Term shall expire on the last day of the month which is 144 months from the Commencement Date. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “B”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

4. CONSTRUCTION.

(a) Landlord shall construct and do such other work (collectively, the “Landlord’s Work”) to the office portion of the Premises constituting 16,223 rentable square feet as set forth on Exhibit “A-1”. Landlord shall only be responsible for payment of a maximum cost of $81,115 for the Landlord’s Work (the “Tenant Allowance”), all such costs in excess thereof to be borne by Tenant (provided Tenant has approved of same in writing), and shall be paid to Landlord within thirty (30) days of delivery of an invoice and reasonable documentation therefore. If any material revision or supplement to Landlord’s Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed.

(b) Tenant shall construct and do such other work in the laboratory space of the Premises constituting 8,000 rentable square feet (collectively, the “Tenant’s Work”). Landlord shall only be responsible for payment of a maximum cost of $1,375,000 (the “Lab Allowance”). Landlord shall reimburse Tenant up to the Lab Allowance within ten (10) days following the submission by Tenant of paid invoices evidencing the Tenant’s Work or an appropriate AIA G702 disbursement application and Landlord’s approval of such work based upon Landlord’s inspection of such Tenant’s Work (which inspection shall take place within five business days following submission of such request for disbursement), such Lab Allowance must be utilized during the first thirty-six (36) months of the Term. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times after the full execution of this Lease to enter the Premises for the purpose of constructing the Tenant’s Work, provided that Tenant, in so doing, shall comply with the following provisions:

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(i) Tenant shall first obtain the approval of Landlord of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications, which shall be subject to Landlord’s approval, such approval not to be unreasonably withheld. It would be reasonable for Landlord to withhold its consent to Tenant’s plans and specifications if such plans and specifications (i) do not conform with all applicable laws, ordinances notices, orders, rules, regulations and requirements of all federal, state and municipal government, (ii) do not conform with the Building’s base building systems or structure; (iii) if in the opinion of a professional engineer or architect would have a material adverse affect on the integrity or effectiveness of any Building system installed by Landlord in the Premises or the Building, (iv) would impair the structural integrity of any component of thee Building; or (v) would adversely affect the exterior appearance of the Building (provided roof penetrations shall be permitted so long as they are screened).

(ii) The Tenant’s Work shall be performed by responsible contractors and subcontractors who shall not prejudice Landlord’s relationship with Landlord’s contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations, and who shall furnish in advance and maintain in effect workmen’s compensation insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Landlord as an additional insured) with limits satisfactory to Landlord;

(iii) Prior to commencing the Tenant’s Work, Tenant must provide executed, effective waivers of mechanics liens from all contractors and all sub-contractors providing services or materials having a contract value greater than $10,000. In the event Tenant fails to provide executed and effective waivers, or if such waivers are not applicable under state law, Tenant must bond all such Tenant’s Work prior to commencement.

(iv) No such work shall be performed in such manner or at such times as to cause any unreasonable delay in connection with any work being done by any of the Landlord’s contractors or subcontractors in the Premises or in the Building generally;

(v) All construction contracts for Tenant’s Work must include language holding the Landlord harmless from and against any and all claims arising from, under or in connection with such construction; and

(vi) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations or work performed by Landlord’s contractors and subcontractors.

Tenant’s Work shall not be deemed to be an Alteration nor subject to the restoration obligations under Article 9 hereof, provided that all furniture, fixtures and equipment purchased with proceeds of the Lab Allowance shall be Landlord’s property upon the expiration or earlier termination of this Lease.

5. FIXED RENT; SECURITY DEPOSIT.

(a) Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term by (i) check sent to Landlord, P.O. Box 8538-363, Philadelphia, PA 19171 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #598 and Lease #. The Lease # will be provided to Tenant in the Confirmation of Lease Term.

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(b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to five (5%) percent of the total payment then due. Notwithstanding the foregoing sentence, once during each year of the Term, Landlord shall provide written notice to Tenant of the failure to pay and shall not assess the aforementioned fee unless Tenant fails to make such payment within five days of receipt of such notice. The aforesaid late fee shall begin to accrue on the initial date of a payment due date, irrespective of any grace period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

(c) As a condition precedent for Landlord entering into the Lease, in order to secure compliance and performance by Tenant of all of the terms and conditions of the Lease, Tenant shall cause delivery to Landlord of and irrevocable and unconditional standby letter of credit in the face amount of One Million Four Hundred Thousand Dollars ($1,400,000.00), which shall be on terms and in form and substance acceptable to Landlord and substantially in the form of Exhibit “E”, and shall be issued by a bank or financial institution acceptable to Landlord. Provided no Event of Default has occurred and remains outstanding under this Lease on the fifth anniversary of the Commencement Date, Tenant shall be permitted to cause the letter of credit to be reduced to One Million Dollars ($1,000,000.00). In the event that the expiration date of the letter of credit is earlier than the end of the term of the lease, including all renewal options and extensions, Tenant agrees to cause the delivery to Landlord of an amendment to the letter of credit which provides that the expiration date is extended for a period of not less than one (1) year at least sixty (60) days prior to the current expiration date of the letter of credit. The letter of credit and proceeds thereof shall not constitute a security deposit under the Lease. Tenant acknowledges and agrees that the letter of credit shall constitute an independent contract between the issuing bank and the Landlord, and the proceeds of any draws by Landlord under the letter of credit shall not constitute property of Tenant as debtor in any bankruptcy proceeding. The proceeds of the letter of credit shall be held or applied by Landlord in its sole discretions, and the receipt by Landlord of proceeds of the letter of credit under one or more draws hereunder shall not relieve Tenant of any obligations to make installment or other payments of rent under the Lease, or otherwise discharge or relieve the Tenant of compliance or performance of any terms and conditions under the Lease. The delivery of the letter of credit and/or exercise by Landlord of its rights thereunder shall not constitute liquidated damages or otherwise release, waive, or estop Landlord from asserting any and all claims, or exercising any and all rights and remedies Landlord has or may have with the passage of time under the Lease and applicable law. The letter of credit shall expressly provide that Landlord ( and/or its successors and assigns) is entitled to make one ore more draws under the letter of credit upon delivery of a written statement to the issuer of the letter of credit upon delivery of a written statement to the issuer of the letter of credit that one of the following events has occurred: (i) Tenant has failed to comply with or perform under the terms and conditions of the Lease; (ii) a petition has been filed by or against Tenant commencing a case under Title 11 of the United States Code or other state or federal bankruptcy or insolvency laws, as amended or reenacted with the passage of time; or (iii) Tenant has failed to cause the delivery to Landlord of an amendment to the letter of credit, in form and substance acceptable to Landlord, extending the expiration date of the letter of credit for a period of not less than one (1) year, which amendment is received by Landlord not less than thirty (30) days prior to the expiration date of the letter of credit.

If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the letter of credit, or any balance thereof, shall be returned to Tenant without interest within thirty (30) days after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the letter of credit, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in this Lease or the letter of credit. Upon the return of the letter of credit, or the remaining balance thereof, to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the letter of credit.

In the event of a transfer of the Project or the Building, Landlord shall have the right to transfer the letter of credit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such letter of credit. Upon the assumption of such letter of credit by the transferee, Tenant agrees to look solely to the new landlord for the return of said letter of credit, and the provisions hereof apply to every transfer or assignment made of the letter of credit to a new landlord. Tenant further covenants that it will not assign or

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encumber or attempt to assign or encumber the letter of credit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The letter of credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

6. UTILITIES CHARGES.

Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time. Tenant shall pay to Landlord, as Additional Rent, within fifteen (15) business days of receipt of Landlord’s billing statement therefor, all charges incurred by Landlord, or its agent, for electricity, water and sewer only servicing the Premises and the common area of the Building, such charges to be based upon Tenant’s Allocated Share. The aforesaid utility charges shall commence upon occupancy by Tenant of the Premises. Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 8:00 A.M. to 1:00 P.M. (“Working Hours”), excluding legal holidays, shall furnish the Premises with heat and air-conditioning for the normal use and occupancy of the Premises as general offices. Landlord hereby agrees that it shall (1) provide and maintain heat during the normal heating season to maintain an average indoor dry bulb temperature of not less than 68 degrees Fahrenheit when the dry outdoor bulb temperature is 0 degrees or more Fahrenheit, and (2) provide and maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees Fahrenheit when the outside dry bulb temperature is 95 degrees or less Fahrenheit. At any hours other than the aforementioned, such HVAC services will be provided at Tenant’s expense at $35.00 per hour. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant’s use of such utility services is excessive, Tenant agrees to pay for the installation of a separate meter to measure usage in excess of normal office use and to pay Landlord for all such excess registered in such submeter.

7. SIGNS; USE OF PREMISES AND COMMON AREAS.

(a) Landlord shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises and in the elevator lobby in the Premises. Except for signs in the elevator lobby within the Premises, no other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project that are visible from outside the Premises.

(b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(j) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant’s right to so use and occupy the Premises shall remain expressly subject to the provisions of “Governmental Regulations”, Article 26 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises.

(c) Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles (i.e., those weighing more than 80 pounds), and Landlord may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant’s sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(d) The maximum amount of load or demand for or use of electrical current than such stated capacity which can safely be permitted in and for the Premises not to exceed 480 volts. Tenant shall not install in or for the Premises, without Landlord’s prior written approval, any equipment which requires more electric current than such stated capacity.

(e) Tenant shall not commit any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

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(f) Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building and Project for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant’s permitted use of the Premises; provided that Landlord shall have the right to restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building; provided that in no event shall Tenant be provided less than 3.2 parking spaces per each 1,000 square feet of the Premises.

8. ENVIRONMENTAL MATTERS.

(a) Hazardous Substances.

(i) Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an “Applicable Environmental Law”).

(ii) Tenant may bring to and use at the Premises hazardous substances incidental to its normal business operations under the NAI Code referenced in article 1(m) above in the quantities reasonably required for Tenant’s normal business consistent with and in accordance with Applicable Environmental Laws. Tenant shall store and handle such substances in strict accordance with Applicable Environmental Laws. From time to time promptly following a request from Landlord based upon a reasonable basis for the need for such information, Tenant shall provide Landlord with documents identifying the hazardous substances stored or used by Tenant on the Premises and, if requested, a materials safety data sheet with respect thereto. Prior to the expiration or sooner termination of this Lease, Tenant shall remove all hazardous substances from the Premises which it introduced.

(iii) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s, consultant’s and expert’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Tenant’s storage and use of hazardous substances on the Premises including, without limitation, any and all costs incurred by Landlord because of any investigation of the Project or any cleanup, removal or restoration of the Project to remove or remediate hazardous or hazardous wastes deposited by Tenant. Without limitation of the foregoing, if Tenant, its officers, employees, agents, contractors, licensees or invitees cause contamination of the Premises by any hazardous substances, Tenant shall promptly at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to such contamination, or in the alternative take such other remedial steps as may be required by law.

(b) NAI Numbers.

(i) Tenant represents and warrants that Tenant’s NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article 1(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(j).

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(ii) Tenant shall, at its expense, comply with all requirements of Applicable Environmental Laws pertaining thereto.

(iii) In addition, upon written notice of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Buildings. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant’s activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours, and (3) as respects the Premises, perform any requirement reasonably required by Landlord necessary for the receipt of approvals under Applicable Environmental Laws, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant’s violation of this Article 8.

(c) Additional Terms.

(i) In the event of Tenant’s failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right all be deemed to be Additional Rent payable on demand and with interest at the Default Rate.

(ii) The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees.

(d) Survival. This Article 8 shall survive the expiration or sooner termination of this Lease.

9. TENANT’S ALTERATIONS.

Landlord acknowledges that Tenant will be using portions of the Premises for laboratory usage; and therefore, it is anticipated that during the Term, Tenant will need to make additional alterations, improvements and additions (collectively “Alterations”) to the Premises which are substantially similar to the Tenant’s Work. Tenant shall not make or permit to be made any Alterations to the Premises which may (i) have a material adverse effect on any mechanical, electrical or plumbing component of the Premises, the Building or the Project or (ii) any structural component or the exterior of the Premises, the Building or the Project without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord’s prior written approval which approval shall only be denied on the basis set forth in Section 4(b)(i) above. Landlord’s consent shall not be required for (i) the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building or (ii) minor work, including decorations, which does not require disturbance of any structural elements or systems (other than attachment thereto) within the Building and which costs in the aggregate less than $50,000. If no approval is required or if Landlord approves Tenant’s Alterations and agrees to permit Tenant’s contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman’s compensation insurance, and (c) employer’s liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Pennsylvania architect if such alteration causes the aggregate of all Alterations to be in excess of $50,000; (iii) all applicable building permits required by law; and (iv) an executed, effective Waiver of Mechanics Liens from such contractors and all sub-contractors in states allowing for such waivers or the cost of such alteration must be bonded by Tenant. Any approval by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant’s work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord’s mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant’s work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

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All Alterations other than the Tenant’s Work (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property upon installation and shall remain on the Premises without compensation to Tenant. Notwithstanding the foregoing with respect to any Alteration that is not customary for general offices or, with respect to the laboratory portion of the Premises not customary for general laboratory space, Landlord may instruct Tenant in writing (which shall be given at the time of Landlord’s consent to such Alteration) to remove such Alteration upon the termination of this Lease in which event upon termination Tenant will remove such Alteration, and promptly repair and restore any damage to the Project, the Premises and the Building caused by such removal. At Lease termination, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment) shall be removed by Tenant and shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant’s receipt of an invoice therefor from Landlord.

10. CONSTRUCTION LIENS.

(a) Tenant will not suffer or permit any contractor’s, subcontractor’s or supplier’s lien (a “Construction Lien”) to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord’s costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.

(b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. Sections 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

11. ASSIGNMENT AND SUBLETTING.

(a) Subject to the remaining subsections of Article 11, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 11(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

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(b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet more than twenty (20) percent of the office space of the Premises (originally consisting of 16,223 square feet), Tenant shall give notice to Landlord of such desire, including the effective date of the proposed assignment or sublease and in the instance of a proposed sublease, the square footage to be subleased, a floor plan depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within twenty (20) days next following Landlord’s receipt of Tenant’s notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises if Tenant is proposing to sublet or assign the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured.

(c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease

(d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord’s notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord’s prior written consent as aforesaid within five (5) months next following Landlord’s notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord’s consent to the proposed transaction, whereupon Landlord’s right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

(e) The parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord’s reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing to assign or sublease to an existing tenant of the Project or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating for space in the Project; (vi) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vii) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein or would or might reasonably otherwise be in conflict with express provisions of this Lease.

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(f) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

(g) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

(h) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 11 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

(i) In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for non-disturbance agreements and Landlord’s or its lender’s waivers) in order to defer Landlord’s administrative expenses arising from such request, plus (ii) Landlord’s reasonable attorneys’ fees not to exceed $1,000.

(j) Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., a corporation 50% or more of whose capital stock is owned by the same stockholders owning 50% or more of Tenant’s capital stock), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged (“Affiliate”), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to $10,000,000, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment. In no event shall the sale of the stock of Tenant or an Affiliate on a nationally recognized stock exchange be deemed an assignment or other transfer requiring the consent of Landlord.

(k) Anything in this Article 11 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default at the time of such assignment.

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12. LANDLORD’S RIGHT OF ENTRY.

Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord’s rights under this Lease. Tenant shall have a right to accompany Landlord or its representative. Landlord shall use commercially reasonable efforts to schedule routine Building maintenance at times outside of normal business hours; provided that so long as Landlord is exercising commercially reasonable efforts, Landlord shall not be liable for inconvenience to or disturbance of Tenant. If Tenant requests that Landlord perform repairs or maintenance to its Premises during non-business hours, Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective purchaser and/or mortgagee. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective tenants.

13. REPAIRS AND MAINTENANCE.

(a) Except as specifically otherwise provided in subparagraphs (b) and (c) of this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). When used in this Article 13, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

(b) Landlord, throughout the Term of this Lease and at Landlord’s sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.

(c) Landlord shall maintain all Building HVAC systems, plumbing and electric systems serving the Building and the Premises generally (but not including supplemental units installed by or on behalf of Tenant).

(d) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair.

(e) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Project in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition.

(f) Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord.

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(g) Landlord shall provide Tenant with janitorial services for the Premises (but not the laboratory area consisting of 8,000 rentable square feet) Monday through Friday of each week in accordance with the guidelines set forth in Exhibit “D” attached .To the extent Tenant requires additional janitorial or trash removal services than typically provided to an office tenant, such services shall be provided upon Tenant’s written request at Tenant’s cost.

14. INSURANCE; SUBROGATION RIGHTS.

(a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $2,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.

(b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property.

(c) All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord’s Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Fifty Thousand ($50,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.

(d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including “special form” property insurance on the Building and on the Project, (ii) builder’s risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by the Landlord’s lender or Landlord.

(e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder that covers the Project, Building or Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss.

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15. INDEMNIFICATION.

(a) Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant’s improper use of the Premises, (ii) the improper conduct of Tenant’s business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, (except cases commenced by Landlord), then Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.

(b) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Landlord’s improper use of the Premises, (ii) the improper conduct of Landlord’s business, (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Landlord’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Landlord or any of Landlord’s agents, contractors, employees or invitees without limiting the generality of the foregoing, Landlord’s obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and Landlord’s refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord’s expense by counsel satisfactory to Tenant.]

16. QUIET ENJOYMENT.

Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease.

17. FIRE DAMAGE.

(a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord’s reasonable control.

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(b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord’s reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant’s receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.

(c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord’s fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord’s election as aforesaid.

(d) In the event Landlord has not completed restoration of the Premises within two hundred ten (210) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord’s control, Tenant may terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 210 day period (as extended for reasons beyond Landlord’s control as provided above) unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy.

(e) In the event of damage or destruction to the Premises or any part thereof, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.

18. SUBORDINATION; RIGHTS OF MORTGAGEE.

(a) This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Upon written request of Tenant, Landlord shall use its reasonable efforts to deliver a subordination, attornment and nondisturbance agreement (“Nondisturbance Agreement”) from Landlord’s Mortgagee, on each such mortgagee’s standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord’s Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord.

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(b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the “Mortgagee”) now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty-five (45) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee’s receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord’s default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid.

19. CONDEMNATION.

(a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

(b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant’s uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.

(c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

(d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant’s damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

20. ESTOPPEL CERTIFICATE.

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(a) Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying all information reasonably requested, including but not limited to, the following: that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the Commencement Date, the expiration date of this Lease, the square footage of the Premises, the rental rates applicable to the Premises, the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord’s interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

21. DEFAULT.

If:

(a) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord’s notice (facsimile receipt being deemed to be notice hereunder) within which to pay such Rent without creating a default hereunder. Subject to the terms of Article 5, the late fee set forth in Article 5 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period. No additional notice shall be required thereafter and Landlord shall be entitled to immediately exercise its remedies hereunder if payment is not received during the grace period,

(b) Tenant fails to bond over a construction or mechanics lien within the time period set forth in Article 10,

(c) Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant promptly commences and thereafter proceeds with due diligence and in good faith to cure such default,

(d) Tenant makes any assignment for the benefit of creditors,

(e) a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within ninety (90) days,

(f) a receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interests in this Lease and is not removed within ninety (90) days then, in any such event, Tenant’s default shall be deemed an “Event of Default” hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.

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(a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord’s option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant’s further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord’s termination of possession or termination of this Lease shall be applied by Landlord against Tenant’s obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

(b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant’s rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord’s damages and Tenant’s liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant’s property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord’s consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

(c) Tenant’s Continuing Obligations/Landlord’s  Reletting Rights.

(i) Unless and until Landlord shall have terminated this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys’ fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

(ii) If Landlord either terminates Tenant’s right to possession without terminating this Lease or terminates this Lease and Tenant’s leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord agrees, however, to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

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(d) Landlord’s Damages.

(i) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(A) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and

(B) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant’s property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and

(C) all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value using an interest rate of six percent (6%) per annum.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

(ii) The damage sums payable by Tenant under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord’s subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

(iii) Landlord may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and in the limited case of holdover beyond sixty (60) days from the expiration or termination of the Lease for recovery of consequential damages and all moneys due or to become due from Tenant under any of the provisions of this Lease.

(e) Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any additional notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 6% per annum Rate from the dates of Landlord’s incurring of costs or expenses.

Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(f) Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to Landlord, in the event of a monetary Event of Default only and on no less than five (5) additional business days notice to Tenant:

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(i) WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

__________(INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

(g) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of two (2%) percent over the then Prime Rate as published daily under the heading “Money Rates” in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the “Default Rate”).

(h) Landlord’s Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

(i) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

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(j) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord’s receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant’s previous default.

22. LANDLORD’S LIEN. Landlord waives any right it may have in Tenant’s property. To the extent Landlord may have a lien on or security interest in the Tenant’s property pursuant to this Lease, by law or otherwise, Landlord hereby waives, and agrees not to assert, such lien or security interest. Landlord shall provide to Tenant, within ten (10) days after Tenant’s request therefor, a written waiver in form reasonably satisfactory to Tenant and Landlord evidencing Landlord’s waiver of any rights it has or may have in Tenant’s property.

Notwithstanding anything in this Lease to the contrary, the parties acknowledge and agree that all property improved or purchased with the Lab Allowance is Landlord’s property, including without limitation, HVAC systems and upgrades, plumbing systems and upgrades, countertops, sinks and refrigeration units. Tenant shall not have the right to grant a lien or security interest in any of Landlord’s property and all such Landlord’s property shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

23. LANDLORD’S REPRESENTATIONS AND WARRANTIES.

Landlord represents and warrants to Tenant that: (a) Landlord is the owner of the Building and the Project; (b) Landlord has the authority to enter into this Lease and (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord.

24. SURRENDER.

Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During the first sixty (60) days any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within sixty (60) days of the termination date, Landlord may elect to automatically extend the Term for an additional month, with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holdover.

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25. RULES AND REGULATIONS.

Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “C” attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant’s rights under this Lease. Tenant’s right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord’s failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

26. GOVERNMENTAL REGULATIONS.

(a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.

(b) Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant’s property therein or against Tenant’s leasehold estate.

(c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. ‘12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of common areas (e.g. lobbies, sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord’s Work (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

27. NOTICES.

(a) Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class United States mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the addresses set forth in Article 1(l) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

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28. BROKERS.

Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in Article 1(k); and that otherwise no broker or finder called the Premises to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.

29. CHANGE OF BUILDING/PROJECT NAME.

Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated; provided Landlord gives Tenant reasonable advance notice of the change.

30. LANDLORD’S LIABILITY.

Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Project and/or Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

31. AUTHORITY.

Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

32. NO OFFER.

The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

33. RENEWAL.

Tenant shall have the right to renew this Lease for one (1) term of five (5) years beyond the end of the initial Term (“Renewal Term”). Tenant shall furnish written notice of intent to renew one (1) year prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during each Renewal Term shall remain unchanged except that the annual Fixed Rent for each Renewal Term shall be Fair Market Rent (as such term is hereinafter defined). All factors regarding Additional Rent shall remain unchanged, and no Tenant Allowance shall be included in the absence of further agreement by the parties. Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the one (1) consecutive five (5) year term hereinabove described. Landlord and Tenant agree to execute an amendment to memorialize the exercise of this option six (6) months prior to the expiration of the then expiring term.

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For purposes of this Lease, “Fair Market Rent” shall mean the base rent, for comparable space. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s. The fees of the appraiser shall be paid by the non-prevailing party.

34. INTENTIONALLY OMITTED

35. TENANT FINANCIAL INFORMATION.

Any time and from time to time during the Term (but not more than twice during any twelve month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position) upon not less than thirty (30) days prior written request from Landlord, Tenant shall deliver to Landlord a current, accurate, complete and detailed balance sheet of Tenant (dated no more than thirty (30) days prior to such delivery), a profit and loss statement, a cash flow summary and all relevant accounting footnotes, all prepared in accordance with generally accepted accounting principles consistently applied and certified by an officer of Tenant to be a fair and true presentation of Tenant’s current financial position. Landlord shall keep all information provided hereunder strictly confidential.

Notwithstanding anything herein to the contrary, Tenant shall have no obligation to provide any financial information as set forth above while Tenant is a publicly traded company and Tenant’s SEC filings are current and available.

36. MISCELLANEOUS PROVISIONS.

(a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 11 hereof.

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(b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law.

(c) Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

(d) Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

(e) Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

(f) Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant’s case, with the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

(g) Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

(h) Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

(i) Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Pennsylvania) on the last day of the Notice or other period.

(j) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord’s mortgagee.

(k) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

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(l) Recordation of Lease. Tenant shall not record this Lease without the written consent of

Landlord.

(m) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

(n) No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

(o) No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

(p) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond a party’s reasonable control, such party is unable to furnish or is delayed in furnishing any utility or service required to be furnished by such party under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of such party’s other obligations under this Lease (other than the payment of Rent), no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle the other party to any abatement or diminution of Fixed Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party, or injury to or interruption of the other party’s business, or otherwise.

37. WAIVER OF TRIAL BY JURY.

LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

38. CONSENT TO JURISDICTION.

Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery, Delaware and Philadelphia County and to the federal courts located in the Eastern District of Pennsylvania.

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39. OFAC

Tenant represents, warrants and covenants that neither Tenant nor any of its officers or directors (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

WITNESS:	LANDLORD:
RADNOR PROPERTIES – SDC, L.P.
	By:	Radnor GP-SDC, L.L.C.
its general partner

By:	/s/ David S. Ryder

David S. Ryder Senior Vice President

ATTEST:	TENANT: POLYMEDIX, INC.
	By:	/s/ Nicholas Landekic

Name:	Name:	Nicholas Landekic
Title: Secretary	Title:	President and CEO

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EXHIBIT “A”

SPACE PLAN

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EXHIBIT “A-1”

Landlord’s Work

In accordance with Section 4 (a) Landlord shall be responsible to construct and do other such work along the lines of the following within the office portion of the Premises:

1)	Painting
2)	Replace and/or repair carpeting
3)	Minor alterations related to interior partitions
4)	Replace and/or repair ceiling tiles or lighting fixtures

It is further understood that the Landlord’s obligation to pay for the above referenced work shall be limited to $81,115.

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EXHIBIT “B”

Tenant:

Premises:

Square Footage:

Suite Number:

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the ___ day of _________, 2006, between RADNOR PROPERTIES-SDC, L.P., a Delaware limited partnership, with an office at 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462 (“Landlord”) and POLYMEDIX, INC., with its principal place of business at ______________________________ ______________________ (“Tenant”), who entered into a lease dated for reference purposes as of ___________ __, 200_, covering certain premises located at 170 North Radnor Chester Road, Radnor, Pennsylvania. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.     The Parties to this Memorandum hereby agree that the date of ______________, 200_ is the “Commencement Date” of the Term, that the date ___________, 200_ is the Rent Commencement Date and the date _________ is the expiration date of the Lease.

2.     Tenant hereby confirms the following:

(a)     That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)     That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c)     That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d)     That there are no offsets or credits against rentals, and the $__________ Security Deposit has been paid as provided in the Lease;

(e)     That to its knowledge there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

2.     Landlord hereby confirms to Tenant that its Building Number is ______ and its Lease Number is _______. This information must accompany each Rent check or wire payment.

3. Tenant’s Notice Address is:	Tenant’s Billing Address is:

Attn:	Attn:

Phone No.:	Phone No.:

Fax No.:	Fax No.:

E-mail:	E-mail:

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4.     This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:
RADNOR PROPERTIES – SDC, L.P.
	By:	Radnor GP-SDC, L.L.C.
its general partner

By:

David S. Ryder Senior Vice President

ATTEST:	TENANT: POLYMEDIX, INC.
By:

Name:	Name:
Title: Secretary	Title:

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EXHIBIT “C”

BUILDING RULES AND REGULATIONS

LAST REVISION: MARCH 14, 2002

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.

Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.

No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.
4.

Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.

No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.

Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.	No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in the Building other than service animals.
8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.
9.	No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

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10.

No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Rollerblading and Rollerskating shall not be permitted in the Building or in the common areas of the Project.

11.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.
12.

Except in connection with the Permitted Uses, Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine), or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.

No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.

Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.
16.

Tenant shall not use the name of the Building, Landlord or Landlord’s Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.

Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

18.

All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building. Tenant shall procure and deliver a certificate of insurance from tenant’s movers which certificate shall name Landlord as an additional insured.

19.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.
20.

Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

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21.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.
22.

Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.
24.	No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.
25.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.
26.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.
27.

Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.

Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant’s expense.

29.	Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.
30.

No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.	Tenant or tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.
32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.
33.

No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

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34.

Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.

Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.

Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not except for Landlord’s gross negligence or intentional act.

37.

Landlord will not permit entrance to tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.
39.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.
40.	Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.
***********

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EXHIBIT “D”

OFFICE CLEANING SPECIFICATIONS

DAILY

Empty Trash and Recycle

Remove Spots/Spills from Carpet

Remove Visible Debris/Litter from Carpet

Spot Clean Desks and Tables

Straighten Chair – Furniture

Turn Off Lights

WEEKLY

Dust Desks and Computer Monitors

Vacuum Carpet

Clean Wastebaskets

Clean Light Fixtures and Vents

Clean Telephones

Clean Walls, Switch Plates and Baseboards

Dust File Cabinets, Partitions and Bookshelves

Clean Chairs

Clean Doors

Clean Tables

Dust Pictures and Surfaces Over 5’

Dust Window Sills, Ledges and Radiators

Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICIATIONS

DAILY

Sinks

Floors

Counters

Trash Receptacle

Toilet/Urinals

Dispensers

Door

Spot Clean Walls

Spot Clean Partitions

WEEKLY

Dust Lights

Dust Surfaces Over 5’

Ceiling Vents

Clean Walls

Clean Partitions

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FLOOR CARE SPECIFICIATIONS

DAILY

Spot Clean Carpet

WEEKLY

Burnish Polished Surfaces

MONTHLY

Machine Scrub Restroom Floors

Scrub and Recoat Copy Room Floors

Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS

Shampoo Conference Room Carpets

YEARLY

Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.

THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING
SPECIFICATIONS IS TO BE BORNE BY THE TENANT

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EXHIBIT “E”

FORM OF LETTER OF CREDIT

ISSUING BANK:

ISSUE DATE:	EXPIRY DATE:

LETTER OF CREDIT NUMBER:

AMOUNT: $

BENEFICIARY: Radnor Properties-SDC, L.P. 401 Plymouth Road, Suite 500 Plymouth Meeting, PA 19462 Attn: General Counsel	APPLICANT:

RE:

ACCOUNT #

We hereby issue this irrevocable standby letter of credit in Beneficiary’s favor which is available by payment against drafts drawn at ___________________ bearing the clause: “drawn under irrevocable standby letter of credit no. ___________”.

1.     ISSUER SHALL PAY THE AMOUNT OF THIS LETTER OF CREDIT UPON PRESENTATION OF THE FOLLOWING: (I) THE ORIGINAL OF THIS LETTER OF CREDIT, OR A COPY THEREOF IN THE EVENT THAT THE AMOUNT DRAWN UPON IS LESS THAN THE FULL AMOUNT OF THIS LETTER OF CREDIT OR THE REMAINING UNDRAWN AMOUNT OF THIS LETTER OF CREDIT; (II) SIGHT DRAFT EXECUTED BY AN OFFICER OR AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, IN THE AMOUNT BEING DRAWN UPON UNDER THE LETTER OF CREDIT; AND (III) A STATEMENT, CERTIFIED AS TRUE, BY AN OFFICER OF THE BENEFICIARY OR ITS DULY AUTHORIZED REPRESENTATIVE, WHICH STATES THAT: (A) THE TENANT HAS FAILED TO COMPLY WITH OR PERFORM UNDER THE TERMS AND CONDITIONS OF THAT CERTAIN LEASE BETWEEN BENEFICIARY, AS LANDLORD AND _____________________, AS TENANT DATED________________, AS SUCH LEASE MAY BE AMENDED FROM TIME TO TIME; (B) A PETITION HAS BEEN FILED BY OR AGAINST TENANT COMMENCING A CASE UNDER TITLE 11 OF THE UNITED STATES CODE, OR A CASE HAS BEEN COMMENCED BY OR AGAINST TENANT UNDER OTHER STATE OR FEDERAL BANKRUPTCY LAWS; OR (C) THE BENEFICIARY, OR ITS SUCCESSORS AND ASSIGNS, HAS FAILED TO RECEIVE AN AMENDMENT TO THIS LETTER OF CREDIT EXTENDING THE EXPIRATION DATE OF THIS LETTER OF CREDIT FOR A PERIOD OF NOT LESS THAN ONE (1) YEAR, IN FORM AND SUBSTANCE ACCEPTABLE TO BENEFICIARY, OR ITS SUCCESSORS AND ASSIGNS, AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.”

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SPECIAL CONDITIONS: - [This Letter of Credit shall expire on _______________ [last day of term of lease]] or [This Letter of Credit shall automatically renew on an annual basis absent 60 days prior written notice to the contrary to Beneficiary.]

PRESENT DOCUMENTS TO:

ATTN:

UNLESS OTHERWISE SPECIFICALLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 1993 REVISION. THE INTERNAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

AUTHORIZED SIGNATURE